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                                                                     EXHIBIT 1.1

                       [FORM OF UNDERWRITING AGREEMENT]

                               16,432,000 SHARES

                      NATIONWIDE FINANCIAL SERVICES, INC.

                             CLASS A COMMON STOCK

                            UNDERWRITING AGREEMENT
                            ----------------------

                                                                   _______, 1997


Credit Suisse First Boston Corporation
Morgan Stanley & Co. Incorporated
Merrill Lynch, Pierce, Fenner & Smith Incorporated
As Representatives of the Several Underwriters
  c/o Credit Suisse First Boston Corporation,
   Eleven Madison Avenue,
    New York, N.Y. 10010-8278

Dear Sirs:

     1. Introductory. Nationwide Financial Services, Inc., a Delaware corporation (the "Company"), proposes to issue and sell ("U.S. Offering"), to the several Underwriters named in Schedule A hereto ("Underwriters") 16,432,000 shares ("U.S. Firm Securities") of its Class A Common Stock, par value $0.01 per share ("Securities").

          It is understood that the Company is concurrently entering into a Subscription Agreement, dated the date hereof ("Subscription Agreement"), with Credit Suisse First Boston (Europe) Limited ("CSFBL"),Morgan Stanley & Co. International Limited and Merrill Lynch International and the other managers named therein ("Managers") relating to the concurrent offering and sale of 4,108,000 shares of Securities ("International Firm Securities") outside the United States and Canada ("International Offering").

          In addition, as set forth below the Company proposes to issue and sell
(i) to the Underwriters, at the option of the Underwriters, an aggregate of not more than 2,464,800 additional shares of Securities ("U.S. Optional Securities") and (ii) to the Managers, at the option of the Managers, an aggregate of not more than 616,200 additional shares of Securities ("International Optional Securities"). The U.S. Firm Securities and the U.S. Optional Securities are hereinafter called the "U.S.
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Securities"; the International Firm Securities and the International Optional
Securities are hereinafter called the "International Securities"; the U.S. Firm Securities and the International Firm Securities are hereinafter called the "Firm Securities"; and the U.S. Optional Securities and the International Optional Securities are hereinafter called the "Optional Securities". The U.S. Securities and the International Securities are collectively referred to as the "Offered Securities". To provide for the coordination of their activities, the Underwriters and the Managers have entered into an Agreement Between U.S. Underwriters and Managers which permits them, among other things, to sell the Offered Securities to each other for purposes of resale.

          The Company hereby agrees with the several Underwriters that:

     2. Representations and Warranties of the Company. The Company represents and warrants to, and agrees with, the several Underwriters that:

          (a) A registration statement on Form S-1 (No. 333-18527) relating to the Offered Securities, including a form of prospectus relating to the U.S. Securities and a form of prospectus relating to the International Securities being offered in the International Offering, has been filed with the Securities and Exchange Commission ("Commission") and either (i) has been declared effective under the Securities Act of 1933, as amended ("Act"), and is not proposed to be amended or (ii) is proposed to be amended by amendment or post-effective amendment. If such registration statement ("initial registration statement") has been declared effective, either (i) an additional registration statement ("additional registration statement") relating to the Offered Securities may have been filed with the Commission pursuant to Rule 462(b) ("Rule 462(b)") under the Act and, if so filed, has become effective upon filing pursuant to such Rule and the Offered Securities all have been duly registered under the Act pursuant to the initial registration statement and, if applicable, the additional registration statement or (ii) such an additional registration statement is proposed to be filed with the Commission pursuant to Rule 462(b) and will become effective upon filing pursuant to such Rule and upon such filing the Offered Securities will all have been duly registered under the Act pursuant to the initial registration statement and such additional registration statement. If the Company does not propose to amend the initial registration statement or if an additional registration statement has been filed and the Company does not propose to amend it, and if any post-effective amendment to either such registration statement has been filed with the Commission prior to the execution and delivery of this Agreement, the most recent amendment (if any) to each such registration statement has been declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c) ("Rule 462(c)") under the Act or, in the case of the additional registration statement, Rule 462(b). For purposes of this Agreement, "Effective Time" with respect to the initial registration statement or, if filed prior to the execution and delivery of this Agreement, the additional registration statement means (i) if the Company has advised the Representatives that it does not propose to amend such registration statement, the date and time as of which such registration statement, or the most recent post-effective amendment thereto (if

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any) filed prior to the execution and delivery of this Agreement, was declared effective by the Commission or has become effective upon filing pursuant to Rule 462(c), or (ii) if the Company has advised the Representatives that it proposes to file an amendment or post-effective amendment to such registration statement, the date and time as of which such registration statement, as amended by such amendment or post-effective amendment, as the case may be, is declared effective by the Commission. If an additional registration statement has not been filed prior to the execution and delivery of this Agreement but the Company has advised the Representatives that it proposes to file one, "Effective Time" with respect to such additional registration statement means the date and time as of which such registration statement is filed and becomes effective pursuant to Rule 462(b). "Effective Date" with respect to the initial registration statement or the additional registration statement (if any) means the date of the Effective Time thereof. The initial registration statement, as amended at its Effective Time including all information contained in the additional registration statement (if any) and deemed to be part of the initial registration statement as of the Effective Time of the additional registration statement pursuant to the General Instructions of the Form on which it is filed and including all information (if any) deemed to be a part of the initial registration statement as of its Effective Time pursuant to Rule 430A(b) ("Rule 430A(b)") under the Act, is hereinafter referred to as the "Initial Registration Statement". The additional registration statement, as amended at its Effective Time, including the contents of the initial registration statement incorporated by reference therein and including all information (if any) deemed to be part of the additional registration statement as of its Effective Time pursuant to Rule 430A(b), is hereinafter referred to as the "Additional Registration Statement". The Initial Registration Statement and the Additional Registration Statement are hereinafter referred to collectively as the "Registration Statements" and individually as a "Registration Statement". The form of prospectus relating to the U.S. Securities and the form of prospectus relating to the International Securities, each as first filed with the Commission pursuant to and in accordance with Rule 424(b) ("Rule 424(b)") under the Act or (if no such filing is required) as included in a Registration Statement are hereinafter referred to as the "U.S. Prospectus" and the "International Prospectus" respectively, and collectively as the "Prospectuses". No document has been or will be prepared or distributed in reliance on Rule 434 under the Act.

          (b) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement: (i) on the Effective Date of the Initial Registration Statement, the Initial Registration Statement conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission ("Rules and Regulations") and did not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) on the Effective Date of the Additional Registration Statement (if any), each Registration Statement conformed, or will conform, in all material respects to the requirements of the Act and the Rules and Regulations and did not include, or will not include, any untrue statement of a

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material fact and did not omit, or will not omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (iii) on the date of this Agreement, the Initial Registration Statement and, if the Effective Time of the Additional Registration Statement is prior to the execution and delivery of this Agreement, the Additional Registration Statement each conforms, and at the time of filing of each of the Prospectuses pursuant to Rule 424(b) or (if no such filing is required) at the Effective Date of the Additional Registration Statement in which the Prospectuses are included, each Registration Statement and each of the Prospectuses will conform, in all material respects to the requirements of the Act and the Rules and Regulations, and none of such documents includes, or will include, any untrue statement of a material fact or omits, or will omit, to state any material fact required to be stated therein or necessary to make the statements therein not misleading. If the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this
Agreement: on the Effective Date of the Initial Registration Statement, the Initial Registration Statement and each of the Prospectuses will conform in all material respects to the requirements of the Act and the Rules and Regulations, none of such documents will include any untrue statement of a material fact or will omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and no Additional Registration Statement has been or will be filed. The two preceding sentences do not apply to statements in or omissions from a Registration Statement or either of the Prospectuses based upon written information furnished to the Company by any Underwriter through the Representatives or by any Manager through CSFBL specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 7(b) hereof.

          (c) The Company has been duly incorporated and is an existing corporation in good standing under the laws of the State of Delaware, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect (i) on the condition, financial or otherwise, business, properties or results of operations of the Company and its subsidiaries taken as a whole, (ii) which affects the issuance or validity of the Offered Securities or, (iii) which affects the consummation of any of the transactions contemplated by this Agreement or (iv) is otherwise material in the context of the sale of the Offered Securities (a "Material Adverse Effect").

          (d) Each subsidiary of the Company has been duly incorporated and is an existing corporation in good standing under the laws of the jurisdiction of its incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectuses; and each subsidiary of the Company is duly qualified to do business as a foreign corporation in good standing in

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all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued and is fully paid and nonassessable and is owned (directly or through subsidiaries) by the Company; and the capital stock of each subsidiary owned (directly or through subsidiaries) by the Company is owned free from liens, claims, encumbrances, claims and defects.

          (e) The Offered Securities and all other outstanding shares of capital stock of the Company have been duly authorized; all outstanding shares of capital stock of the Company are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement and the Subscription Agreement on each Closing Date (as defined below), such Offered Securities will have been, validly issued, fully paid and nonassessable and will conform to the description thereof contained in the Prospectuses; and, except as set forth in the Intercompany Agreement (as defined in the Prospectuses), the stockholders of the Company have no preemptive rights with respect to the Securities.

          (f) Except as disclosed in the Prospectuses, there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder's fee or other like payment in connection with this Offering.

          (g) Except as set forth in the Intercompany Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to a Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

          (h) No consent, approval, authorization, or order of, or filing with, any governmental agency or body or any court is required for the consummation of the transactions contemplated by this Agreement or the Subscription Agreement (which shall include, for all purposes of this Agreement, the Special Dividend (as defined in the Prospectuses) and the other transactions described in the "Recent History" section of the Prospectuses (collectively, the "Restructuring")) in connection with the issuance and sale of the Offered Securities by the Company, except such as have been obtained under the insurance laws of the State of Ohio (the "Ohio Insurance Laws"), the insurance laws of the States of California and Michigan, the Act, the Rules and Regulations, and the by-laws of the National Association of Securities Dealers, Inc. ("NASD") and such as may be required under foreign or state securities laws (including insurance securities laws).

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          (i)  Each of this Agreement and the Subscription Agreement has been duly authorized, executed and delivered by the Company and constitutes the valid and binding obligation of the Company enforceable in accordance with its respective terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally and by general principles of equity, except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to the discretion of the court before which any proceeding therefor may be brought and except with respect to the obligations of the Company regarding indemnification and contribution as provided in Section 7 below).

          (j) The execution, delivery and performance of this Agreement and the Subscription Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject, or the amended and restated certificate of incorporation or bylaws of the Company or the articles or amended articles of incorporation and code of regulations or bylaws, as the case may be, of any such subsidiary, in each case, except for such breaches, violations or defaults as would not have a Material Adverse Effect; and the Company has full power and authority to authorize, issue and sell the Offered Securities and to consummate the transactions contemplated by this Agreement and the Subscription Agreement, respectively.

          (k) Except as disclosed in the Prospectuses, the Company and its subsidiaries have good and marketable title to all real properties and all other properties and assets owned by them, in each case free from liens, encumbrances and defects, except where the failure to possess such title would not have a Material Adverse Effect; and except as disclosed in the Prospectuses, the Company and its subsidiaries hold any leased real or personal property under valid and enforceable leases, except where the failure to hold such property under such leases would not have a Material Adverse Effect.

          (l) The Company and its subsidiaries own, possess or can acquire on reasonable terms, adequate trademarks, service marks, trade names and other rights to inventions, know-how, patents, copyrights, confidential information and other intellectual property (collectively, "intellectual property rights") necessary to conduct the business now operated by them, or presently employed by them, except where the failure to own or possess such intellectual property rights or the inability to acquire such intellectual property rights on reasonable terms would not have a Material Adverse Effect, and have not received any notice of infringement of or conflict with asserted rights of others with respect to any intellectual property rights (including,

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without limitation, "The Best of America(R)" service mark) that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect. Nationwide Life Insurance Company is the owner, free and clear of any lien, claim or encumbrance of any kind, of the service mark "The Best of America(R)", which is a registered federal service mark.

          (m) The Company and each of its subsidiaries hold all licenses, certificates and permits from governmental authorities (including, without limitation, insurance licenses from the Insurance Departments of the various states in which the subsidiaries write insurance business (the "Insurance Licenses")) which are necessary to the conduct of their businesses, except where the failure to hold such licenses, certificates or permits would not have a Material Adverse Effect; the Company's insurance subsidiaries have fulfilled and performed all obligations necessary to maintain their respective Insurance Licenses, except where the failure to perform such obligations would not have a Material Adverse Effect, and no event or events have occurred which may be reasonably expected to result in any impairment, modification, termination or revocation of such Insurance Licenses which individually or in the aggregate would have Material Adverse Effect.

          (n) Except as disclosed in the Prospectuses, neither the Company nor any of its subsidiaries is in violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, "environmental laws"), owns or operates any real property contaminated with any substance that is subject to any environmental laws, is liable for any off-site disposal or contamination pursuant to any environmental laws, or is subject to any claim relating to any environmental laws, which violation, contamination, liability or claim would individually or in the aggregate have a Material Adverse Effect; and to the Company's knowledge, there is no pending investigation which might lead to such a claim.

          (o) Except as disclosed in the Prospectuses, there are no pending actions, suits or proceedings (including, without limitation, any proceeding to revoke or deny renewal of any Insurance License) against or affecting the Company, any of its subsidiaries or any of their respective properties that, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and no such actions, suits or proceedings (including, without limitation, any proceeding to revoke or deny renewal of any Insurance License) are, to the Company's knowledge, threatened or contemplated.

          (p) The financial statements (other than the notes to the financial statements) included in each Registration Statement and the Prospectuses present fairly, and the notes to the financial statements included in the Registration Statement and Prospectus present fairly in all material respects, the financial position of the

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Company and its consolidated subsidiaries as of the dates shown and their results of operations and cash flows for the periods shown, and, except as otherwise disclosed in the Prospectuses as being prepared in accordance with the Statutory Accounting Practices (as hereinafter defined), such financial statements have been prepared in conformity with the generally accepted accounting principles in the United States applied on a consistent basis; and the schedules included in each Registration Statement present fairly the information required to be stated therein; and the assumptions used in preparing the pro forma financial statements included in each Registration Statement and each of the Prospectuses provide a reasonable basis for presenting the significant effects directly attributable to the transactions or events described therein, the related pro forma adjustments give appropriate effect to those assumptions, and the pro forma columns therein reflect the proper application of those adjustments in the corresponding historical financial statement amounts.

          (q) Except as disclosed in the Prospectuses, since the date of the latest audited financial statements included in the Prospectuses there has been no change, nor any development or event involving a prospective change, which has had, or would reasonably be expected to have, a Material Adverse Effect, and, except as disclosed in or contemplated by the Prospectuses, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

          (r) The Company is not, and after giving effect to the sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be, an "investment company" or an entity "controlled" by an "investment company" required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

          (s) Neither the Company nor any of its respective affiliates does business with the government of Cuba or with any person or affiliate located in Cuba within the meaning of Section 517.075, Florida Statutes.

          (t) The statutory financial statements of each of the Company's insurance subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, have for each relevant period been prepared in accordance with accounting practices and procedures of the National Association of Insurance Commissioners ("NAIC"), as prescribed or permitted by the Department of Insurance of the State of Ohio (the "Statutory Accounting Practices"); and such accounting practices have been applied on a consistent basis throughout the periods involved, except as disclosed therein.

          (u) The Company has filed an application to list the Offered Securities on the New York Stock Exchange ("NYSE") and has received notification that such listing has been approved subject to notice of issuance. The Offered Securities will

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be registered under the Securities Exchange Act of 1934, as amended (the
"Exchange Act"), prior to or concurrently with the effectiveness of the Registration Statement.

          (v) All reserves and other liabilities reflected in lines 1, 2, 3, 4.1, 4.2, 5 and 7.1 of page 3 of the statutory annual statements of each of the Company's insurance subsidiaries, filed with or submitted to the Department of Insurance of the State of Ohio, and any other state department of insurance or similar regulatory authority for the year ended December 31, 1996 (the "Reserve Liabilities"):

          (i) Are computed in all material respects in accordance with actuarial standards which have been adopted by the Actuarial Standards Board, consistently applied and are fairly stated, in accordance with sound actuarial principles;

          (ii) Are based in all material respects on actuarial assumptions which produce reserves at least as great as those called for in any contract provision as to reserve basis and method, and are in accordance with all other contract provisions;

          (iii) Meet all material requirements of the insurance law and duly adopted regulations, in effect at the valuation date, of the State of Ohio and are at least as great as the minimum aggregate amounts required by the insurance law and duly adopted regulations, in effect at the valuation date, of the State of Ohio and any other states in which the Company's insurance subsidiaries file an actuarial opinion;

          (iv) Are computed on the basis of assumptions consistent with those used in computing the corresponding items in the annual statement of the preceding year end (except as noted in the supporting memorandum; and

          (v) Include provisions for all actuarial reserves and related annual statement items which are required under Ohio Insurance Laws to be established.

Adequate provision for all such Reserve Liabilities has been made in accordance with Ohio Insurance Laws to cover the total amount of all reasonably anticipated matured and unmatured benefits, claims and other liabilities of the Company's insurance subsidiaries under all insurance policies and annuity contracts under which the Company's insurance subsidiaries had any liability (including, without limitation, any liability arising under or as a result of any reinsurance, coinsurance or other similar agreement) on the Closing Date.

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          (w)  Each of the Company's insurance subsidiaries has duly and validly filed or caused to be filed all material reports, statements, documents, registrations, filings or submissions that were required by applicable Laws (as defined below) to be filed; all such filings complied with all applicable Laws in all material respects when filed, and no material deficiencies have been asserted with respect to any such filings which have not been satisfied. All outstanding insurance policies, annuity contracts and assumption certificates issued by any of the Company's insurance subsidiaries and now in force are, to the extent required under applicable Laws, on forms approved by the insurance regulatory authority of the jurisdiction where issued and utilize premium rates which if required to be filed with or approved by insurance regulatory authorities have been so filed or approved, except where the failure to use approved forms or to file or have approved such premium rates would not have a Material Adverse Effect, and the premiums charged conform thereto, except where the failure to conform would not have a Material Adverse Effect.

          (x) Each of the Company's broker/dealer subsidiaries, where applicable, is registered with the Commission and with each other governmental authority with which it is required to register in order to conduct its business as now conducted, and is in compliance with all applicable United States federal, state, local or foreign statutes, laws, ordinances, regulations, rules, codes, orders, permits, other requirements or rules of law (collectively, the "Laws"), except where the failure to comply would not have a Material Adverse Effect. The Company's insurance and broker/dealer subsidiaries have filed all forms, reports, statements and other documents required by Law to be filed by them with the Commission, all other reports (periodic or otherwise) and registration statements, including, without limitation, in connection with sales of variable annuity or variable life contracts, and all amendments and supplements to all such reports and registration statements, and all such forms, reports, statements and other documents did not at the time they were filed (at the time they became effective and so long as they remain effective in the case of registration statements and amendments thereto) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (y) Each of the separate accounts of the Company's insurance subsidiaries that is required to be registered as an investment company under the 1940 Act is so registered. All forms, reports, statements and other documents required by Law to be filed with the Commission by or on behalf of each of the separate accounts of the Company's insurance subsidiaries, including, without limitation, all registration statements and all amendments and supplements to all such registration statements, in connection with sales of variable life insurance policies and variable annuity contracts, have been so filed by or on behalf of such separate accounts, and all such forms, reports, statements and other documents, including, without limitation, those to be filed after the date hereof, did not at the time they were filed (at the time they become effective and so long as they remain effective in

                                       10
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the case of registration statements and amendments thereto), or will not at the time they are filed (at the time they become effective and so long as they remain effective in the case of registration statements and amendments thereto), contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statement therein, in the light of the circumstances under which they were made, not misleading.

          (z) Except as set forth in the Prospectuses, neither the Company nor any of the Company's insurance subsidiaries is a party to any contract with or other undertaking to, or is subject to any governmental order by, or is a recipient of any presently applicable supervisory letter or other written communication of any kind from, any governmental authority which (i) has had a Material Adverse Effect, (ii) relates materially and adversely to its reserve adequacy, or its investment or underwriting practices or policies or its sales practices or policies, or (iii) would reasonably be expected to have a Material Adverse Effect , nor has the Company or any of the Company's insurance subsidiaries been notified by any governmental authority that it is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such governmental order, contract, undertaking, letter or other written communication.

          (aa) Except as set forth in the Prospectuses, and with respect to all insurance issued:

               (i) No outstanding insurance policy or annuity contract issued or assumed by any of the Company's insurance subsidiaries entitles the holder thereof or any other Person (as defined below) to receive dividends, distributions or other benefits based on the revenues or earnings of the Company or the Company's insurance subsidiaries or any other individual, partnership, firm, corporation, association, trust, unincorporated organization, governmental authority or other entity, as well as any syndicate or group that would be deemed to be a person under Section 13(d)(3) of the Exchange Act (each, a "Person").

               (ii) To the Company's and the Company's insurance subsidiaries' knowledge, no other party to any reinsurance, coinsurance or other similar agreement with any of the Company's insurance subsidiaries is in default thereunder, except for such default that would not reasonably be expected to have a Material Adverse Effect.

               (iii) Except as set forth in the Prospectuses, all advertising, promotional and sales materials and other marketing practices used by the Company and/or the Company's insurance subsidiaries, or, to the Company's knowledge, any agent of the Company or the Company's insurance subsidiaries, have complied and are currently in compliance with applicable Laws, except where the failure to comply or be in compliance would not have a Material Adverse Effect.

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          (iv)   Each annuity contract issued by any of the Company's insurance subsidiaries qualifies as an annuity contract under Section 72 of the Internal Revenue Code of 1986, as amended through the date hereof, except where the failure to so qualify would not have a Material Adverse Effect.

     3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements herein contained, but subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriters, and the Underwriters agree, severally and not jointly, to purchase from the Company, at a purchase price of $_____ per share, the respective number of shares of U.S. Firm Securities set forth opposite the names of the Underwriters in Schedule A hereto.

     The Company will deliver the U.S. Firm Securities to the Representatives for the accounts of the Underwriters, against payment of the purchase price in funds available on the same day by wire transfer to the account of the Company at a bank acceptable to Credit Suisse First Boston Corporation ("CSFBC") or by official Federal Reserve Bank check or checks drawn to the order of the Company at the office of Dewey Ballantine, 1301 Avenue of the Americas, at 10 A.M., New York time, on _________, 1997 or at such other time not later than seven full business days thereafter as CSFBC and the Company determine, such time being herein referred to as the "First Closing Date". For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the U.S. Offering and the International Offering. The certificates for the U.S. Firm Securities so to be delivered will be in definitive form, in such denominations and registered in such names as CSFBC requests and will be made available for checking and packaging at the office of CSFBC at least 24 hours prior to the First Closing Date.

     In addition, upon written notice from CSFBC given to the Company from time to time not more than 30 days subsequent to the date of the Prospectuses, the Underwriters may purchase all or less than all of the U.S. Optional Securities at the purchase price per Security to be paid for the U.S. Firm Securities. The U.S. Optional Securities to be purchased by the Underwriters on any Optional Closing Date shall be in the same proportion to all the Optional Securities to be purchased by the Underwriters and the Managers on such Optional Closing Date as the U.S. Firm Securities bear to all the Firm Shares. The Company agrees to sell to the Underwriters the number of shares of U.S. Optional Securities specified in such notice and the Underwriters agree, severally and not jointly, to purchase such U.S. Optional Securities. Such U.S. Optional Securities shall be purchased for the account of each Underwriter in the same proportion as the number of shares of U.S. Firm Securities set forth opposite such Underwriter's name bears to the total number of shares of U.S. Firm Securities (subject to adjustment by CSFBC to eliminate fractions) and may be purchased by the Underwriters only for the purpose of covering over-allotments made in connection with the sale of the U.S. Firm Securities. No

Optional Securities shall be sold or delivered unless the U.S. Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by CSFBC on behalf of the Underwriters and the Managers to the Company. It is understood that CSFBC is authorized to make payment for and accept delivery of such Optional Securities on behalf of the Underwriters and Managers pursuant to the terms of CSFBC's instructions to the Company.

     Each time for the delivery of and payment for the U.S. Optional Securities, being herein referred to as an "Optional Closing Date," which may be the First Closing Date (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a "Closing Date"), shall be determined by CSFBC but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Company will deliver the Optional Securities being purchased on each Optional Closing Date to the Representatives for the accounts of the several Underwriters, against payment of the purchase price therefor in funds available on the same day by wire transfer to the account of the Company at a bank acceptable to CSFBC or by official Federal Reserve Bank check or checks drawn to the order of the Company, at the office of CSFBC. The certificates for the Optional Securities being purchased on each Optional Closing Date will be in definitive form, in such denominations and registered in such names as CSFBC requests upon reasonable notice prior to such Optional Closing Date and will be made available for checking and packaging at the office of CSFBC at a reasonable time in advance of such Optional Closing Date.

     4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the U.S. Securities for sale to the public as set forth in the U.S. Prospectus.

     The Company and the Underwriters agree that up to 1,437,800 shares of the Securities to be purchased by the Underwriters (the "Reserved Securities") shall be reserved for sale by the Underwriters to certain eligible employees and persons having business relationships with the Company (including, without limitation, agents) at the public offering price, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the NASD and all other applicable laws, rules and regulations. Any such Reserved Securities not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the later of (a) the date on which the Registration Statement has become effective or (b) if the Company has elected to rely on Rule 430A promulgated under the Act, the date of this Agreement, will be offered to the public by the Underwriters as set forth in the U.S. Prospectus.

     5. Certain Agreements of the Company. The Company agrees with the several Underwriters that:

          (a) If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, the Company will file each of the Prospectuses with the Commission pursuant to and in accordance with subparagraph (1) (or, if applicable and if consented to by CSFBC subparagraph
(4)) of Rule 424(b) not later than the earlier of (A) the second business day following the execution and delivery of this Agreement or (B) the fifteenth business day after the Effective Date of the Initial Registration Statement.

     The Company will advise CSFBC promptly of any such filing pursuant to Rule 424(b). If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement and an additional registration statement is necessary to register a portion of the Offered Securities under the Act but the Effective Time thereof has not occurred as of such execution and delivery, the Company will file the additional registration statement or, if filed, will file a post-effective amendment thereto with the Commission pursuant to and in accordance with Rule 462(b) on or prior to 10:00 P.M., New York time, on the date of this Agreement or, if earlier, on or prior to the time either Prospectus is printed and distributed to any Underwriter or Manager, or will make such filing at such later date as shall have been consented to by CSFBC.

          (b) The Company will advise CSFBC promptly of any proposal to amend or supplement the initial or any additional registration statement as filed or either of the related prospectuses or the Initial Registration Statement, the Additional Registration Statement (if any) or either of the Prospectuses and will not effect such amendment or supplementation without CSFBC's consent; and the Company will also advise CSFBC promptly of the effectiveness of each Registration Statement (if its Effective Time is subsequent to the execution and delivery of this Agreement) and of any amendment or supplementation of a Registration Statement or either of the Prospectuses and of the institution by the Commission of any stop order proceedings in respect of a Registration Statement and will use its best efforts to prevent the issuance of any such stop order and to obtain as soon as possible its lifting, if issued.

          (c) If, at any time when a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with the sales by any Underwriter, Manager or dealer, any event occurs as a result of which either or both of the Prospectuses as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend either or both of the Prospectuses to comply with the Act, the Company will promptly notify CSFBC of such event and will promptly prepare and file with the Commission, at its own expense, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance with the Act. Neither CSFBC's consent to, nor the Underwriters' delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 6.

          (d) As soon as practicable, but not later than the Availability Date (as defined below), the Company will make generally available to its stockholders an earnings statement covering a period of at least 12 months beginning after the Effective Date of the Initial Registration Statement (or, if later, the Effective Date of the Additional Registration Statement) which will satisfy the provisions of Section 11(a) of the Act. For the purpose of the preceding sentence, "Availability Date" means the 45th day after the end of the fourth fiscal quarter following the fiscal quarter that includes such Effective Date, except that, if such fourth fiscal quarter is the last quarter of the Company's fiscal year, "Availability Date" means the 90th day after the end of such fourth fiscal quarter.

          (e) The Company will furnish to the Representatives hard copies of each Registration Statement (four of which will be signed and will include all exhibits), copies of each EDGAR filing of each Registration Statement (and confirmations for each EDGAR filing of each Registration Statement), each preliminary prospectus relating to the U.S. Securities, and, so long as delivery of a prospectus relating to the Offered Securities is required to be delivered under the Act in connection with sales by any Underwriter or dealer, the U.S. Prospectus and all amendments and supplements to such documents, in each case in such quantities as CSFBC requests. The U.S. Prospectus shall be so furnished on or prior to 3:00 P.M., New York time, the business day following the later of the execution and delivery of this Agreement or the Effective Time of the Initial Registration Statement. All other documents shall be so furnished as soon as available. The Company will pay the expenses of printing and distributing to the Underwriters all such documents.

          (f) The Company will use its best efforts, in cooperation with the Underwriters, to arrange for the qualification of the Offered Securities for sale under the laws of such jurisdiction as CSFBC designates and will continue such qualifications in effect so long as required for the distribution; provided, however, that the Company shall not be obligated to file any general
--------  -------
consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

          (g) During the period of three years hereafter, the Company will furnish to the Representatives, and, upon request, to each of the other Underwriters, (i) as soon as practicable after the end of each fiscal year, a copy of its annual report to stockholders for such year, (ii) as soon as available, a copy of each report and any definitive proxy statement of the Company filed with the Commission under the Exchange Act or mailed to stockholders, and (iii) from time to time, such other information as shall be furnished by the Company to its stockholders generally and as shall be reasonably requested by CSFBC.

          (h) The Company will pay all expenses incident to the performance of its obligations under this Agreement for any filing fees and other reasonable expenses (including reasonable fees and disbursements of counsel) incurred by them in connection with qualification of the Offered Securities for sale under the laws of such jurisdictions as CSFBC designates and the printing of memoranda relating thereto, for the filing fee incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the Offered Securities and approval of the transactions contemplated hereby by the NASD, for all reasonable costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and other having a business relationship with the Company, for any travel expenses of the Company officers and employees and any other expenses of the Company in connection with attending or hosting meetings with prospective purchasers of the Offered Securities and for expenses incurred in distributing preliminary prospectuses and the Prospectuses (including any amendments and supplements thereto) to the Underwriters.

          (i) The Company will notify CSFBC of any material adverse change affecting any of its representations, warranties, agreements and indemnities herein at any time prior to payment to the Company on the First Closing Date or any Optional Closing Date.

          (j) The Company will use the net proceeds received by it from the sale of the Offered Securities in the manner specified in the Prospectuses under the caption "Use of Proceeds."

          (k) The Company will use its best efforts to list the Offered Securities on the NYSE subject to notice of issuance and to register the Offered Securities under the Exchange Act.

          (l) For a period of 180 days after the date of the initial public offering of the Offered Securities, the Company will not, and will not permit Nationwide Corporation to, offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Securities, or Class B Common Stock (as defined below) of the Company, or any other securities convertible into or exchangeable or exercisable for Securities or Class B Common Stock of the Company or publicly disclose of its intention to make any such offer, sale, pledge, disposition or filing, without the prior written consent of CSFBC, other than grants of options or shares pursuant to the Company's 1996 Long-Term Equity Compensation Plan.

          (m) The Company will cause each of its directors and certain executive officers listed on Schedule B hereto to agree that after the date of
                             ----------
the initial public offering of the Offered Securities for a period of 180 days, such directors and executive officers will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the Commission a registration statement under the Act relating to, any shares of Securities, or publicly disclose of its intention to make any such offer, sale, pledge, disposal or filing, without CSFBC's written permission, except that such officers and directors may sell or otherwise dispose of Securities to members of their respective families; provided, however, that such member(s) shall first
                           --------  -------
agree to be bound by the terms of this paragraph (m).

          (n) The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of five months following the date of this Agreement. The Company will make arrangements with Merrill Lynch, Pierce Fenner & Smith Incorporated ("Merrill Lynch") to have Merrill Lynch notify the Company as to which persons will need to be so restricted. At the request of Merrill Lynch, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the Underwriters for any reasonable expenses (including, without limitation, reasonable legal expenses) they incur in connection with such release.

          (o) The Company shall comply with Section 517.075, Florida Statutes, if prior to the completion of the Offered Securities it or any of its affiliates commences doing business with the government of Cuba with any person or affiliate located in Cuba within the meaning of such Section 517.075, Florida Statutes.

     6. Conditions of the Obligations of the Underwriters. The obligations of the several Underwriters to purchase and pay for the U.S. Firm Securities on the First Closing Date and the U.S. Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties on the part of the Company herein, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions precedent:

          (a) The Representatives shall have received a letter, dated the date of delivery thereof (which, if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, shall be on or prior to the date of this Agreement or, if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, shall be prior to the filing of the amendment or post-effective amendment to the registration statement to be filed shortly prior to such Effective Time), of KPMG Peat Marwick LLP confirming that they are independent public accountants within the meaning of the Act and the applicable published Rules and Regulations thereunder and stating to the effect that:

                    (i) in their opinion the financial statements and schedules audited by them and included in the Registration Statements comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations;

                    (ii) on the basis of a reading of the latest available interim financial statements of the Company, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that:

                    (A) the unaudited financial statements included in the
               Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such unaudited financial statements for them to be in conformity with generally accepted accounting principles;

                    (B) at the date of the latest available balance sheet read by such accountants, or at a subsequent specified date not more than three business days prior to the date of this Agreement, there was any change in the capital stock or any increase in short-term indebtedness or long-term debt of the Company and its consolidated subsidiaries, or, at the date of the latest available balance sheet read by such accountants, there was any decrease in total assets or stockholder's equity as compared with amounts shown on the latest balance sheet included in the Prospectuses; or

                    (C) for the period from the closing date of the latest
               income statement included in the Prospectuses to the closing date of the latest available income statement read by such accountants there were any decreases, as compared with the corresponding period for the previous year and with the period of corresponding length ended the date of the latest income statement included in the Prospectuses, in the total or per share amounts total assets or net income;

     except in all cases set forth in clauses (B) and (C) above for changes, increases or decreases which the Prospectuses disclose have occurred or may occur or which are described in such letter; and

                    (iii) they have compared specified dollar amounts (or percentages derived from such dollar amounts) and other financial information contained in the Registration Statements (in each case to the extent that such dollar amounts, percentages and other financial information are derived from the general accounting records of the Company and its subsidiaries subject to the internal controls of the Company's accounting system or are derived directly from such records by analysis or computation) with the results obtained from inquiries, a reading of such general accounting records and other procedures specified in such letter and have found such dollar amounts, percentages and other financial information to be in agreement with such results, except as otherwise specified in such letter; and

                    (iv) they have examined the statutory financial statements of each of the Company's insurance subsidiaries, from which certain ratios and other statistical data contained in the Registration Statement have been derived, and in their opinion such statements, with respect to each such insurance subsidiary, have for each relevant period been prepared in accordance with accounting practices prescribed or permitted by the appropriate Insurance Department of the state of domicile of such subsidiary, except as disclosed therein; and

                    (v) with respect to the pro forma financial information included in the Registration Statement, they have performed the procedures specified by the American Institute of Certified Public Accountants Statement on Standards for Attestation Engagements No. 1, "Reporting on Pro Forma Financial Statements"; and

                    (vi)   on the basis of the procedures referred to in clause
          (vi) above, inquiries of officials of the Company who have responsibility for financial and accounting matters and other specified procedures, nothing came to their attention that caused them to believe that the pro forma financial information and statements included in the Registration Statements do not comply as to form in all material respects with the applicable accounting requirements of the Act and the related published Rules and Regulations or any material modifications should be made to such pro forma financial information and statements for them to be in accordance with such requirements and generally accepted accounting principles.

          For purposes of this subsection, (i) if the Effective Time of the Initial Registration Statement is subsequent to the execution and delivery of this Agreement, "Registration Statements" shall mean the initial registration statement as proposed to be amended by the amendment or post-effective amendment to be filed shortly prior to its Effective Time, (ii) if the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement but the Effective Time of the Additional Registration Statement is subsequent to such execution and delivery, "Registration Statements" shall mean the Initial Registration Statement and the additional registration statement as proposed to be filed or as proposed to be amended by the post-effective amendment to be filed shortly prior to its Effective Time, and (iii) "Prospectuses" shall mean the prospectuses included in the Registration Statements.

          (b) If the Effective Time of the Initial Registration Statement is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or such later date as shall have been consented to by CSFBC. If the Effective Time of the Additional Registration Statement (if any) is not prior to the execution and delivery of this Agreement, such Effective Time shall have occurred not later than 10:00 P.M., New York time, on the date of this Agreement or, if earlier, at the time either of the Prospectuses is printed and distributed to any Underwriter or Manager, or shall have occurred at such later date as shall have been consented to by CSFBC. If the Effective Time of the Initial Registration Statement is prior to the execution and delivery of this Agreement, each of the Prospectuses shall have been filed with the Commission in accordance with the Rules and Regulations and Section 5(a) of this Agreement. Prior to such Closing Date, no stop order suspending the effectiveness of a Registration Statement shall have been issued and no proceedings for that purpose shall have been instituted or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission.

          (c) Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company or its subsidiaries which, in the reasonable judgment of a majority in interest of the Underwriters including the Representatives, is material and adverse and makes it impractical or inadvisable to proceed with the completion of the public offering or sale of and payment for the U.S. Securities; (ii) any downgrading in the rating of any debt securities or preferred securities (including preferred trust securities of any trust affiliated with the Company) of the Company by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred securities (including preferred trust securities of any trust affiliated with the Company) of the Company (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any downgrading of the financial and operating performance of the Company's insurance subsidiaries by A.M. Best Company that results in the Company's insurance subsidiaries being rated lower than A- (Excellent); (iii) any suspension or limitation of trading in securities generally on the NYSE, or any setting of minimum prices for trading on such exchange or system, or any suspension of trading of any securities of the Company on any exchange or in the over-the-counter market; (iv) any banking moratorium declared by U.S. Federal or New York authorities; or (v) any outbreak or escalation of major hostilities in which the United States is involved, any declaration of war by Congress or any other substantial national or international calamity or emergency if, in the judgment of a majority in interest of the Underwriters including the Representatives the effect of any such outbreak, escalation, declaration, calamity or emergency makes it impractical or inadvisable to proceed with completion of the public offering or the sale of and payment for the U.S. Securities.

          (d) The Representatives shall have received an opinion, dated such Closing Date, of LeBoeuf, Lamb, Greene & MacRae, L.L.P., special counsel for the Company to the effect that:

                    (i) The Company is an existing corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectuses; the Company is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect;

                    (ii) The Offered Securities delivered on such Closing Date and all shares of the Class B common stock, $.01 par value per share, of the Company (the "Class B Common Stock"), have been duly authorized and, with respect to the Offered Securities, when issued and delivered to, and paid for by, the Underwriters in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable; the description of the Class A Common Stock and the Class B Common Stock contained in the Prospectuses fairly and accurately sets forth the material terms of such stock; and the stockholders of the Company have no preemptive rights with respect to the Offered Securities, except as provided in the Intercompany Agreement;

                    (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the General Corporation Law of Delaware, the Ohio Insurance Laws, the insurance laws of the States of California and Michigan, the Act, the Rules and Regulations, or the by-laws of the

          NASD and such as may be required under foreign securities laws or state securities laws (including insurance securities laws);

                    (iv) The execution, delivery and performance of this Agreement and the Subscription Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of any of the terms and provisions of, or constitute a default under, the amended and restated certificate of incorporation or bylaws of the Company or the articles or amended articles of incorporation and code of regulations or by-laws, as the case may be, of any such subsidiary of the Company, and the Company has full power and authority (corporate and otherwise) to authorize, issue and sell the Offered Securities as contemplated by this Agreement and the Subscription Agreement;

                    (v) The Initial Registration Statement was declared effective under the Act as of the date and time specified in such opinion, the Additional Registration Statement (if any) was filed and became effective under the Act as of the date and time (if determinable) specified in such opinion, each of the Prospectuses either was filed with the Commission pursuant to the subparagraph of Rule 424(b) specified in such opinion on the date specified therein or was included in the Initial Registration Statement or the Additional Registration Statement (as the case may be) and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Act, and each Registration Statement and the Prospectuses, and each amendment or supplement thereto, as of their respective effective or issue dates, complied as to form in all material respects with the requirements of the Act and the Rules and Regulations; the descriptions in the "Business-Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Operations - Liquidity and Capital Resources," and "Business-Legal Proceedings" in the Registration Statements and Prospectuses of statutes, legal and governmental proceedings and contracts and other documents are accurate and fairly present the information required to be shown; and such counsel does not know of any legal or governmental proceedings required to be described in a Registration Statement or the Prospectuses which are not described as required or any contracts or documents of a character required to be described in a Registration Statement or the Prospectuses or to be filed as exhibits to a Registration Statement which are not described and filed as required; it being understood that such counsel need express no opinion as to the financial statements or schedules or other financial and statistical data contained in the Registration Statement or the Prospectuses;

                    (vi) This Agreement and the Subscription Agreement have been duly authorized, executed and delivered by the Company and constitute the valid and binding obligations of the Company enforceable in accordance with their respective terms (except as may be limited by bankruptcy, insolvency, fraudulent conveyance, reorganization or similar laws affecting creditors' rights generally, except that the remedies of specific performance and injunctive and other forms of equitable relief are subject to certain equitable defenses and the discretion of the court before which any proceeding therefor may be brought, and except that no opinion need be expressed with respect to the obligations of the Company regarding indemnification and contribution as provided in Section 7 below);

                    (vii) The statements in the Prospectuses under the captions "Description of Capital Stock" insofar as they purport to constitute a summary of the terms of the securities therein described, and under the caption "Underwriting" (other than statements based on information furnished by an Underwriter expressly for use or incorporation by reference therein); insofar as they purport to constitute summaries of the terms of the documents referred to therein, and the statements in the Prospectuses under "Business - Regulation," "Management's Discussion and Analysis of Financial Condition and Results of Financial Information - Liquidity and Capital Resources," and "Business - Legal Proceedings" insofar as they purport to constitute descriptions of laws, rules, regulations or NAIC model laws, fairly summarize the terms of such documents or fairly and accurately present the information disclosed therein in all material respects;

                    (viii) The Company is not, and after giving effect to the offering and sale of the Offered Securities and the application of the proceeds thereof as described in the Prospectuses, will not be an "investment company" or an entity "controlled" by an "investment company" as defined under the Investment Company Act of 1940; and

                    (ix) The Company has filed an application to list the Offered Securities on the NYSE and has received notification that such listing has been approved subject to notice of issuance and the Offered Securities have been registered under the Exchange Act.

     Such counsel also shall state that no facts have come to the attention of such counsel that have caused it to believe that (except for financial statements and schedules and other financial and statistical data, as aforesaid) the Registration Statement and the Prospectuses, at the time the Registration Statement became effective, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectuses, as amended or supplemented, if applicable (except for financial statements and schedules and other financial and statistical data, as aforesaid), contain, at the time distributed, any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

     In making the statement referred to in the preceding paragraph, such counsel shall state that their opinion and the belief are based upon their participation in the preparation of the Registration Statement and the Prospectuses and any amendments or supplements thereto and review and discussion of the contents thereof, but are without independent check or verification except as specified.

     In rendering the foregoing opinions, such counsel may rely as to matters of fact upon certificates of the officers of the Company and its subsidiaries, as to matters involving good standing, authorization to do business and other matters within their knowledge, upon certificates of public officials, and, as to matters involving the application of laws of any jurisdiction other than the State of New York or the United States, upon opinions of local counsel which opinions shall state that they believe both you and they are justified in relying upon such certificates and opinions.

          (e) The Representatives shall have received an opinion, dated such Closing Date, from W. Sidney Druen, general counsel to the Company to the effect that:

          (i) Each of the Company's subsidiaries is an existing corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and otherwise) to own its properties and conducts its business as described in the Prospectuses; each of the Company and it's subsidiaries has been duly incorporated and each of the Company's subsidiaries is an existing corporation in good standing under the laws of the state of its incorporation, with power and authority (corporate and otherwise) to own its properties and conduct its business as described in the Prospectuses; and each of the Company's subsidiaries is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect; all of the issued and outstanding capital stock of each subsidiary of the Company has been duly authorized and validly issued, and is fully paid and nonassessable and is owned (directly or through subsidiaries) by the Company; and all of the capital stock of the subsidiaries is owned (directly or through subsidiaries) by the Company; and the capital stock of each subsidiary owned (directly or through subsidiaries) by the Company is owned free from liens, claims, encumbrances and defects;

          (ii) Except for the Intercompany Agreement, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or to require the Company to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Company under the Act;

          (iii) No consent, approval, authorization or order of, or filing with, any governmental agency or body or any court is required for the consummation by the Company of the transactions contemplated by this Agreement in connection with the issuance or sale of the Offered Securities by the Company, except such as have been obtained and made under the General Corporation Law of Delaware, the Ohio Insurance Laws, the insurance laws of the States of California and Michigan, the Act, the Rules and Regulations, the by-laws of the NASD and such as may be required under foreign securities laws or state securities laws (including insurance securities laws);

          (iv) The execution, delivery and performance of this Agreement and the Subscription Agreement and the issuance and sale of the Offered Securities will not result in a breach or violation of any of any of the terms and provisions of, or constitute a default under, any statute, any rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company or any subsidiary of the Company or any of their properties, or any agreement or instrument to which the Company or any such subsidiary is a party or by which the Company or any such subsidiary is bound or to which any of the properties of the Company or any such subsidiary is subject; and

          (v) The Company and each of its subsidiaries hold all licenses, certificates and permits from all governmental authorities (including, without limitation, Insurance Licenses) which are necessary to the conduct of their respective businesses, except where the failure to hold such licenses, certificates or permits would not have a Material Adverse Effect; the Company's insurance subsidiaries have fulfilled and performed all obligations necessary to maintain their respective Insurance Licenses, except where the failure to perform such obligations would not have a Material Adverse Effect, and no event or events have occurred which may be reasonably expected to result in any impairment, modification, termination or revocation of such Insurance Licenses which individually or the aggregate would have a Material Adverse Effect.

          (f) The Representatives shall have received from Dewey Ballantine, counsel for the Underwriters, such opinion or opinions, dated such Closing Date, with respect to the incorporation of the Company, the validity of the Offered Securities delivered on such Closing Date, the Registration Statements, the Prospectuses and other related matters as the Representatives may require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In rendering such opinion, Dewey Ballantine may rely as matters governed the laws of the states in which such counsel is not licensed to practice upon the opinions of local counsel.

          (g) The Representatives shall have received a certificate, dated such Closing Date, of the President or any Vice President and a principal financial or accounting officer of the Company in which such officers, to the best of their knowledge after reasonable investigation, shall state that: the representations and warranties of the Company in this Agreement are true and correct; the Company complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of any Registration Statement has been issued and no proceedings for that purpose have been instituted or are contemplated by the Commission; the Additional Registration Statement (if any) satisfying the requirements of subparagraphs (1) and (3) of Rule 462(b) was filed pursuant to Rule 462(b), including payment of the applicable filing fee in accordance with Rule 111(a) or (b) under the Act, prior to the time either Prospectus was printed and distributed to any Underwriter or Manager; and, subsequent to the date of the most recent financial statements in the Prospectuses, there has been no change, nor any development or event involving a prospective change, in the condition (financial or other), business, properties or results of operations of the Company and its subsidiaries which has or could reasonably be expected to have a Material Adverse Effect except as set forth in or contemplated by the Prospectuses or as described in such certificate.

          (h) The Representatives shall have received a letter, dated such Closing Date, from KPMG Peat Marwick LLP which meets the requirements of subsection (a) of this Section, except that the specified date referred to in such subsection will be a date not more than three business days prior to such Closing Date for the purposes of this subsection.

          (i) The Offered Securities to be sold by the Company at the Closing Date shall have been duly listed on the NYSE subject to notice of issuance and shall have been registered under the Exchange Act.

          (j) The Representatives shall have received the lock-up letters of the Company and the directors and executive officers as contemplated by Sections 5(l) and 5(m), respectively.

          (k) On the Closing Date, the Managers shall have purchased the International Firm Securities or the International Optional Securities, pursuant to the Subscription Agreement.

          (l) On or before the Closing Date, the Company shall have received from the Ohio Insurance Department its consent and approval of those transactions contemplated by the Restructuring requiring Ohio Insurance Department approval.

          (m) On or before the Closing Date, the Company shall have received from the Staff of the Commission an exemptive order (or, with the approval of the Representatives, which shall not be unreasonably withheld, a no-action letter) in form and substance reasonably satisfactory to the Representatives with respect to the non-applicability of Section 17 of the 1940 Act and the rules and regulations promulgated thereunder to the offering, sale and resale of the Offered Securities contemplated by this Agreement and the Subscription Agreement to affiliates of the Company or to affiliates of affiliates of the Company that are registered investment companies. Such exemptive order (or, if applicable, no-action letter) shall not have been withdrawn or amended in any manner by the Staff of the Commission and shall be in full force and effect as of the Closing Date.

     The Company will furnish the Representatives with such conformed copies of such opinions, certificates, letters and documents as the Representatives may reasonably request. CSFBC may in its sole discretion waive on behalf of the Underwriters compliance with any conditions to the obligations of the Underwriters hereunder, whether in respect of an Optional Closing Date or otherwise.

     7. Indemnification and Contribution. (a) The Company will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) arise out of or are based upon any actions or inactions taken by or omitted to be taken by the Underwriters in respect of or pursuant to the implementation of the reserved share program and the sale of Reserved Securities contemplated by the 13th paragraph of the "Underwriting" Section of the U.S. Prospectus, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that the Company will not be liable in any such case (A) to
--------  -------
the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (b) below or (B) with respect to any preliminary prospectus to the extent that any such loss, claim, damage or liability of such Underwriter results from the fact that such Underwriter sold Offered Securities to a person who was not sent, at or prior to the written confirmation of such sale, a copy of the Prospectus and the loss, claim, damage or liability of such Underwriter results from an untrue statement or omission of a material fact contained in the preliminary prospectus that was corrected in the Prospectus; provided that the Company delivered the preliminary
                             --------
prospectuses to the several Underwriters in requisite quantity and on a timely basis to permit such sending.

          (b) Each Underwriter will severally and not jointly indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Statement, either of the Prospectuses, or any amendment or supplement thereto, or any related preliminary prospectus, or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such loss, claim, damage, liability or action as such expenses are incurred, it being understood and agreed that the only such information furnished by any Underwriter consists of the following information in the U.S. Prospectus furnished on behalf of each Underwriter: the last paragraph at the bottom of the cover page concerning the terms of the offering by the Underwriters, the legend concerning over-allotments and stabilizing on the inside front cover page, and the first, fifth, sixth, seventh, eighth, twelfth, and fifteenth paragraphs and second sentence of the eleventh paragraph under the caption "Underwriting".

          (c) Promptly after receipt by an indemnified party under this Section of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election to or assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action.

          (d) If the indemnification provided for in this Section is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other from the offering of the U.S. Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering of the U.S. Securities (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters bear to the total price to the public of the Offered Securities. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the U.S. Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

          (e) The obligations of the Company under this Section shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions to each officer of the Company, to each person, if any, who controls any Underwriter within the meaning of the Act; and the obligations of the Underwriters under this Section shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each director of the Company, to each officer of the Company who has signed a Registration Statement and to each person, if any, who controls the Company within the meaning of the Act.

     8. Default of Underwriters. If any Underwriter or Underwriters default in their obligations to purchase Offered Securities hereunder on either the First or any Optional Closing Date and the aggregate number of shares of U.S. Securities that such defaulting Underwriter or Underwriters agreed, but failed, to purchase does not exceed 10% of the total number of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date, CSFBC may make arrangements satisfactory to the Company for the purchase of such Offered Securities by other persons, including any of the Underwriters, but if no such arrangements are made by such Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase U.S. Offered Securities that such defaulting Underwriters agreed but failed to purchase on such Closing Date. If any Underwriter or Underwriters so default and the aggregate number of shares of U.S. Securities with respect to which such default or defaults occur exceeds 10% of the total number of shares of U.S. Securities that the Underwriters are obligated to purchase on such Closing Date and arrangements satisfactory to CSFBC and the Company for the purchase of such U.S. Securities by other persons are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Underwriter or the Company, except as provided in Section 9 (provided that if such default occurs with respect to U.S. Optional Securities after the First Closing Date, this Agreement will not terminate as to the U.S. Firm Securities or any U.S. Optional Securities purchased prior to such termination). As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section. Nothing herein will relieve a defaulting Underwriter from liability for its default.

     9. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Company and its officers and of the several Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of any Underwriter, the Company or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the U.S. Securities. If this Agreement is terminated pursuant to Section 8 or if for any reason the purchase of the U.S. Securities by the Underwriters is not consummated, the Company shall remain responsible for the expenses to be paid or reimbursed by it pursuant to Section 5 and the respective obligations of the Company and the Underwriters pursuant to Section 7 shall remain in effect, and if any U.S. Securities have been purchased hereunder, the representations and warranties in
Section 2 and all obligations under Section 5 shall also remain in effect. If the purchase of the U.S. Securities by the Underwriters is not consummated for any reason other than solely because of the termination of this Agreement pursuant to Section 8 or the occurrence of any event specified in clause (iii),
(iv) or (v) of Section 6(c), the Company will reimburse the Underwriters for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the U.S. Securities.

     10. Notices. All communications hereunder will be in writing and, if sent to the Underwriters, will be mailed, delivered or telegraphed and confirmed to the Representatives, c/o Credit Suisse First Boston Corporation, Eleven Madison Avenue, New York, N.Y. 10010-3628, Attention: Investment Banking Department-- Transactions Advisory Group, or, if sent to the Company will be mailed, delivered or telegraphed and confirmed to it at Nationwide Financial Services, Inc., One Nationwide Plaza, Columbus, Ohio 43215, Attention: President (with a copy to the General Counsel); provided, however, that any notice to an
                              --------  -------
Underwriter pursuant to Section 7 will be mailed, delivered or telegraphed and confirmed to such Underwriter.

     11. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7, and no other person will have any right or obligation hereunder.

     12. Representation of Underwriters. The Representatives will act for the several Underwriters in connection with this financing, and any action under this Agreement taken by the Representatives jointly or by CSFBC will be binding upon all the Underwriters.

     13. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

     14. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to principles of conflicts of laws.

     The Company hereby submits to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

     If the foregoing is in accordance with the Representatives' understanding of our agreement, kindly sign and return to the Company one of the counterparts hereof, whereupon it will become a binding agreement between the Company and the several Underwriters in accordance with its terms.

                              Very truly yours,


                                   NATIONWIDE FINANCIAL SERVICES, INC.


                                   By __________________________________
                                      Name:
                                      Title:



The foregoing Underwriting Agreement
 is hereby confirmed and accepted as of
 the date first above written.

  Credit Suisse First Boston Corporation
  Morgan Stanley & Co. Incorporated
  Merrill Lynch, Pierce, Fenner & Smith Incorporated

  By Credit Suisse First Boston Corporation


  By ___________________
     Name:
     Title:

                                  SCHEDULE A


Underwriter                           Number of U.S. Firm Securities
-----------                           ------------------------------



                         Total....................... $________
                                                       ========

                                  SCHEDULE B


               DIRECTORS AND EXECUTIVE OFFICERS TO SIGN LOCK-UPS

Dimon Richard McFerson........................................................
Joseph J. Gasper..............................................................
Galen R. Barnes...............................................................
Richard D. Crabtree...........................................................
Gordon E. McCutchan...........................................................
Robert A. Oakley..............................................................
Robert J. Woodward, Jr........................................................
James E. Brock................................................................
W. Sidney Druen...............................................................
Harvey S. Galloway, Jr........................................................
Richard A. Karas..............................................................
Bruce C. Barnes...............................................................
Dennis W. Click...............................................................
David A. Diamond..............................................................
Matthew S. Easley.............................................................
Mark R. Thresher..............................................................
Charles L. Fuellgraf, Jr......................................................
Henry S. Holloway.............................................................
Lydia Micheaux Marshall.......................................................
Donald L. McWhorter...........................................................
David O. Miller...............................................................
James F. Patterson............................................................
Arden L. Shisler..............................................................